SURETY FINANCIAL GROUP, LLC

January 10, 2007

To:      Gerard (Jerry) Stephan, President
Rockelle Corp.

From:    Warren Rothouse, Senior Partner
        Surety Financial Group, LLC

Re: Investor Relations contract between Rockelle Corp. (RKLC) (the “client”) and Surety Financial Group, LLC (SFG) (the “consultant”), hereafter referred to as the “parties”.

The following items represent the agreement between the parties:

•	This contract is for a period of twelve (12) months and becomes effective upon the successful completion of Rockelle Corp.’s S-B 2 Registration filing.

•
Termination of this contract, by either of the parties, must be made in writing, by certified mail, with a thirty-day (30) notification period. During this thirty-day notification period, SFG will continue to accrue and receive any and all payments due to SFG.

•	SFG will receive a total of two million (3,000,000) fully registered, unrestricted shares of RKLC. Distribution will be in accordance with the following schedule:

•	One Million (1,000,000) unrestricted, free trading shares will be delivered to SFG within five business days of RKLC’s acceptance of this contract. These shares are non-returnable.

•
The remaining two million (2,000,000) unrestricted shares will be delivered to SFG, at the rate of two-hundred thousand (200,000) shares per month, for ten consecutive months, beginning on the 1st day of the second month following the signing of this contract.

•	SFG will provide a number of support and consulting services, which include, but are not limited to the following:

▪	SFG will develop, prepare and disseminate all press releases based on information provided to SFG by the client or its designated representatives, subject to the client’s final approval.

6666 Security Blvd., Suite #6 Baltimore, MD 21207 410-448-1130 410-448-1580 (fax)

▪	SFG will communicate with our broker base and our institutional investor contacts regarding both historical and current information about RKLC and their business plans, outlook and accomplishments.

▪	SFG will assist in developing a new shareholder base and creating a following in the investment community for RKLC.

▪	SFG will provide consulting assistance to RKLC on an as needed basis.

▪	SFG will coordinate broker luncheons and institutional meetings as requested and periodic CEO conference calls with Brokers and investors at the expense and upon approval of RKLC.

•
At the conclusion of the of the contract period, SFG will be granted five hundred thousand (500,000) exercisable warrants, which will be based on fifty percent (50%) off of the lowest bid price for the thirty (30) day period prior to exercising said warrants. Payment for said warrants will be made to RKLC within 30 days after exercise of warrants.

SFG will undertake this project on a best effort basis, but in no way does this contract imply or guarantee stock price or trading volume.

SFG will be reimbursed for all out-of-pocket expenses, including but not limited to travel, lodging, meals, special materials, courier services, etc. All such expenses are subject to prior approval by the client.

Please review this contract and return a signed copy to us. We look forward to a long-term business relationship with you.

Sincerely,

Warren Rothouse, Senior Partner

DATE______________         SIGNATURE ___________________________________
                             Rockelle Corp.

                            PRINTED NAME _______________________________

DATE______________         SIGNATURE___________________________________
                               Surety Financial Group, LLC

                            PRINTED NAME_______________________________

6666 Security Blvd., Suite #6 Baltimore, MD 21207 410-448-1130 410-448-1580 (fax)